Exhibit 99.4

        VENTAS REALTY, LIMITED PARTNERSHIP
VENTAS CAPITAL CORPORATION

Offer to Exchange
Up to $50,000,000 in principal amount of
6 5/8% Senior Notes due 2014
for
$50,000,000 in principal amount of
6 5/8% Senior Notes due 2014

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        Enclosed for your consideration is a Prospectus, dated            , 2005 (as the same may be amended or supplemented from time to time, the "Prospectus"), of Ventas Realty, Limited Partnership ("Ventas Realty"), Ventas Capital Corporation ("Ventas Capital" and, together with Ventas Realty, the "Issuers"), Ventas TRS, LLC, Ventas, Inc., Ventas LP Realty, L.L.C., Ventas Healthcare Properties, Inc., ElderTrust, ElderTrust Operating Limited Partnership, ET Capital Corp., ET Sub-Berkshire Limited Partnership, ET Berkshire, LLC, Cabot ALF, L.L.C., Cleveland ALF, L.L.C., ET Sub-Heritage Woods, L.L.C., ET Sub-Highgate, L.P., ET GENPAR, L.L.C., ET Sub-Lacey I, L.L.C., ET Sub-Lehigh Limited Partnership, ET Lehigh, LLC, ET Sub-Lopatcong, L.L.C., ET Sub-Pennsburg Manor Limited Partnership, L.L.P., ET Pennsburg Finance, L.L.C., ET Sub-Phillipsburg I, L.L.C., ET Sub-Pleasant View, L.L.C., ET Sub-Rittenhouse Limited Partnership, L.L.P., ET Sub-Riverview Ridge Limited Partnership, L.L.P., ET Sub-Sanatoga Limited Partnership, ET Sanatoga, LLC, ET Sub-SMOB, L.L.C., Vernon ALF, L.L.C., ET Sub-Willowbrook Limited Partnership, L.L.P., ET Sub-Wayne I Limited Partnership, L.L.P., ET Wayne Finance, L.L.C., ET Wayne Finance, Inc., Ventas Framingham, LLC, Ventas Management, LLC, Ventas Sun LLC, Ventas Cal Sun LLC, Ventas Provident, LLC, PSLT GP, LLC, PSLT OP, L.P., PSLT-BLC Properties Holdings, LLC, Brookdale Living Communities of Arizona-EM, LLC, Brookdale Living Communities of California, LLC, Brookdale Living Communities of California-RC, LLC, Brookdale Living Communities of California-San Marcos, LLC, Brookdale Living Communities of Illinois-2960, LLC, Brookdale Living Communities of Illinois-II, LLC, BLC of California-San Marcos, L.P., Brookdale Holdings, LLC, Brookdale Living Communities of Indiana-OL, LLC, Brookdale Living Communities of Massachusetts-RB, LLC, Brookdale Living Communities of Minnesota, LLC, Brookdale Living Communities of New York-GB, LLC, Brookdale Living Communities of Washington-PP, LLC, The Ponds of Pembroke Limited Partnership, River Oaks Partners, PSLT-ALS Properties Holdings, LLC and PSLT-ALS Properties I, LLC (collectively, excluding the Issuers, the "Guarantors") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by the Issuers and the Guarantors to exchange up to $50,000,000 in principal amount of the Issuers' 6 5/8% Senior Notes due 2014 (the "Exchange Notes") for the outstanding $50,000,000 in principal amount of the Issuers' 6 5/8% Senior Notes due 2014, issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes").

        We are asking you to contact your clients for whom you hold Original Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Original Notes registered in their own name. The Issuers and the Guarantors will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Issuers for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuers and/or Guarantors will pay all transfer taxes, if any, applicable to the tender of Original Notes to them or their order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

        Enclosed are copies of the following documents:

  1.
  The Prospectus;

  2.
  A Letter of Transmittal for your use in connection with the tender of Original Notes and for the information of your clients;

  3.
  A form of letter that may be sent to your clients for whose accounts you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

  4.
  A form of Notice of Guaranteed Delivery; and

  5.
  Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

        Your prompt action is requested. The Exchange Offer will expire at 5:00 p.m., New York City Time, on                        , 2005, unless extended (the "Expiration Date"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City Time, on the Expiration Date.

        To tender Original Notes, certificates for Original Notes or a Book-Entry Confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

        Additional copies of the enclosed material may be obtained from U.S. Bank National Association, the Exchange Agent, by calling (800) 934-6802.

        NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUERS, THE GUARANTORS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.